EXHIBIT 10.22

Iberdrola USA, Inc.

Performance Share Plan

I.	Plan Objective

The objective of the Performance Share Plan (the “Plan”) is to motivate certain current employees of Iberdrola USA, Inc. (hereinafter referred to as the “Company”) and its Affiliates by providing them with the opportunity to receive, in addition to current compensation, performance shares that align with an equity interest in Iberdrola and are directly linked to the creation of shareholder value.

II.	Definitions

Wherever used in the Plan, unless the context clearly indicates otherwise, the following words and phrases shall have the meanings set forth below:

“Affiliate” shall mean any company which qualifies as a “subsidiary corporation” or “parent corporation” of the Company under Section 424 of the Code, or any successor provision, or any other entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the equity.

“Award” shall mean an award of Performance Shares under the Plan.

“Award Grant” shall mean the grant document (including any amendment or supplement thereto) executed by the Company and acknowledged by a Participant which specifies the terms and conditions of an Award granted to such Participant.

“Board” shall mean the Board of Directors of Iberdrola USA, Inc.

“Chairman” shall mean the Chairman of the Board of Iberdrola USA, Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Stock” shall mean the stock of Iberdrola, S.A., a corporation organized and existing under the laws of the Kingdom of Spain.

“Participant” shall mean only those individuals identified in Schedule A and who have been selected pursuant to Article IV hereof to receive an Award under the Plan.

“Performance Shares” shall mean the shares of phantom (not corporate) shares of Iberdrola common stock granted pursuant to Article V hereof.

III.	Administration

The Plan shall be administered by the Board or such successor committee as may be appointed by the Board to administer the Plan (the “Committee”). The Committee shall be composed of such members as shall be appointed from time to time by the Board. No member of the Committee while serving as such shall be eligible for participation in the Plan. Except as otherwise provided in this Plan, decisions and determinations by the Committee shall be final and binding upon all parties. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

IV.	Eligibility and Participation

Awards may be granted to such employees of the Company and its Affiliates as identified by the Board in Schedule A. In determining the individuals to whom Awards are to be granted and the number and terms and conditions of such Awards, the Board shall take into consideration the individual’s present and potential contribution to the growth and success of the Company and such other factors as the Board may deem proper and relevant. The Board may request recommendations for individual Awards from the Chairman. For purposes of participation in the Plan, the term “Company” includes the Company and its Affiliates.

V.	Awards of Performance Shares

Subject to the other provisions of the Plan, the Board shall have the sole authority to determine the time or times when Performance Shares shall be granted, the number of Performance Shares to be granted, and such other terms, conditions, limitations, restrictions and provisions for forfeiture with respect to the Performance Shares as it may prescribe.

VI.	Performance Share Award Grant

Each Award under the Plan shall be evidenced by a written Performance Share Award Grant executed by the Company and acknowledged by the Participant in such form as the Board shall prescribe from time to time in accordance with the Plan.

VII.	Restrictions

Except as otherwise provided herein, Performance Shares issued to a Participant may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution, for such period as the Board shall determine, beginning on the date on which the Performance Shares are granted (the “Restricted Period”). In determining the Restricted Period of an Award, the Board may provide that the restrictions will lapse with respect to specified percentages of the Performance Shares awarded on specific dates following the date of such Award or all at once.

As soon as is practicable following the date on which the forfeiture restrictions on the Performance Shares lapse or are otherwise satisfied (but in no instance later than 60 days thereafter), the Company shall make a cash payment to the Participant equal to the value of an Iberdrola, S.A. share of common stock for each such Performance share based on the share price and the US$/Euro exchange rate as of close of business on the business day immediately prior to the day the forfeiture restrictions lapse, provided that the Participant shall have complied with all conditions for such shares contained in the Performance Share Award Grant or otherwise reasonably required by the Company. If payment is made later than 60 days after the date that the forfeiture restrictions lapse, the payment to the participant shall be increased with interest at the 3-Month LIBOR Rate as of the date the forfeiture restrictions lapse until the day prior to the date on which payment is made. Such interest calculation shall apply to any payment situation described in any Section of this document if the payment is not made within the time limits established in this document.

VIII.	Dividends on Performance Share

A Participant shall receive a cash payment for each Performance Share held on the date of the payment of a dividend on Iberdrola, S.A. common stock equal to the value of such per share dividend based on the US$/Euro exchange rate as of close of business on the business day immediately prior to the dividend payable date. This payment shall be made during the 5 business day period beginning on the date of the payment of the Iberdrola dividend.

IX.	Termination of Employment

For all purposes of the Plan, including but not limited to any Performance Share Award Grant, termination of employment shall mean a “separation from service” as such term is defined in Section 1.409A-1(h) of the final regulations issued pursuant to Code Section 409A.

Unless expressly provided to the contrary in the applicable Performance Share Award Grant, all restrictions placed upon Performance Shares shall lapse immediately if, during the term of the Plan, a Participant ceases to be an employee of the Company or its Affiliates by reason of death, retirement, disability, or termination by the Company or the applicable Affiliate without cause. In addition, the Board may in its discretion allow restrictions on Performance Shares to lapse prior to the date specified in a Performance Share Award Grant. For all purposes of the Plan, including but not limited to any Performance Share Award Grant, for each Participant (i) “retirement” shall have the meaning set forth in the Company’s or Affiliate’s qualified defined benefit plan in which the Participant is accruing benefits at the time of the Participant’s termination of employment and (ii) “disability” shall have the meaning set forth in the Company’s or Affiliate’s long term disability plan covering the Participant at the time of termination of employment.

Except as otherwise provided in the Performance Share Award Grant, upon the effective date of a termination of employment for any reason not specified in the first paragraph of this Section IX, all shares then subject to restrictions shall be immediately forfeited without any further obligation on the part of the Company. For purposes of this paragraph, the effective date of a Participant’s termination shall be the date upon which such Participant ceases to perform services as an employee of the Company or any of its Affiliates.

X.	Form and Timing of Payments

A.	Form – Upon a Participant’s termination of employment for any reason specified in the second paragraph of Section IX, all Performance Shares in the Participant’s Performance Share Account on the date of termination of employment shall be settled in cash. Payments shall be calculated by multiplying the number of Performance Shares in a Participant’s Performance Share Account on the Service Termination Date by the average of Iberdrola Stock closing prices for the five trading days immediately preceding the Service Termination Date.

B.	Timing – Cash payments shall be made by the tenth day of the calendar month next following the Service Termination Date.

C.	In the case of a Participant’s death, payments with respect to Performance Shares shall be made to his or her designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.

XI.	Dilution and Other Adjustments

In the event of any change in the outstanding shares of common stock of Iberdrola, S.A. by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, if the Board shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of Performance Shares granted under the Plan, such adjustments shall be made by the Board and shall be conclusive and binding for all purposes of the Plan.

XII.	Amendments and Termination

The Board may at any time suspend, terminate, modify or amend this Plan.

XIII.	Effective Date

The Plan shall be effective as of January 1, 2009.

XIV.	Miscellaneous Provisions

A.	The value of any Performance Shares issued pursuant to the Plan shall not be considered a component of regular earnings or base compensation for any purpose.

B.	Nothing in the Plan or in any Performance Share Award Grant executed pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, or any of its Affiliates, or affect any right which the Company, and any of its Affiliates, may have to terminate the employment of such Participant.

C.	Upon the payment of dividends with respect to Performance Shares as to which the forfeiture restrictions have not lapsed, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any applicable Federal, state and local taxes that are required to be withheld with respect to such payment of dividends. If a Participant shall fail to remit the full amount required hereunder, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant the amount by which any applicable Federal, state and local taxes that are required to be withheld exceeds the amount remitted by the Participant to the Company.

D.	To the extent that any benefits are considered deferred compensation under Code Section 409A, this Plan is intended to comply with Code Section 409A and shall be interpreted and administered as such. With respect to benefits which are payable upon a termination of employment, if the Participant is considered a “specified employee” under Code Section 409A(a)(2)(B)(i), to the extent required by that Code Section, such termination of employment benefits will be paid on the first (1st) day of the seventh (7th) month following termination of employment with the amount set at date of termination.

XV.	Change in Control

In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company, the Board in its discretion may, at the time an Award is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of the vesting of the Award, (ii) adjust the terms of the Award in a manner determined by the Board to reflect the change in control, or (iii) make such other provision as the Board may consider equitable and in the best interests of the Company. For all purposes of the Plan, including but not limited to any Performance Share Award Grant, a change in control of the Company, shall be defined as follows:

A “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

i.

an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act) (a “Person”), other than Iberdrola or any of its affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; and provided that this paragraph XII(b)(i) shall not apply in the event that Iberdrola directly or indirectly owns or controls not less than 60% of the Outstanding Company Common Stock and the Outstanding Company Voting Securities; or

ii.

a change in the composition of the Board such that the individuals who, as of January 1, 2009, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section B of Article VI, that any individual who becomes a member of the Board subsequent to January 1, 2009, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

iii.

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (2) no Person (other than the Company, Iberdrola or any of its affiliates, any employee benefit plan (or related trust) of the Company or any entity controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 40% of, respectively, the outstanding shares of common stock of the Company resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

iv.	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.